JAMS ARBITRATION NUMBER 1210026747

XCORPOREAL, INC.,

Claimant,

And
NATIONAL QUALITY CARE, INC.,

Respondent.
_________________________________

NATIONAL QUALITY CARE, INC.,

Counter Claimant,

And

XCORPOREAL, INC., TERREN PEIZER.
VICTOR GURA,

Counter Respondents.
_________________________________

VICTOR GURA,

Third Party Claimant,

And

NATIONAL QUALITY CARE, INC.,

Third Party Respondent.

_______________________________

 AMENDED ORDER RE INTERIM RELIEF ETC.

(January 30, 2009)

National moved for an order requiring payment of royalties and expenses, escrowing of these sums together with attorneys fees previously awarded, and setting a hearing on its request for alternative relief unwinding the Technology Transaction and restoring to National the intellectual property previously transferred.

Briefs were filed supporting and opposing this application, and a hearing was held January 27, 2009, William Chertok, David Anderson, Christopher Dueringer, and Rosario Vizzie appearing for National, and James Turken, Chanda Hinman and Glenn Smith  appearing for Xcorporeal.

Following the hearing the arbitrator received and considered comments from both sides counsel.  After the order was issued yesterday, a phone conference was had with counsel, and this Amended version, which makes only minor revisions, is the result.

After an extended discussion of the status of efforts to address SEC comments on Xcorporeal’s proxy statement, National advised that it would agree to provide a customary representation letter to Xcorporeal confirming National’s intent to hold for investment the shares to be issued to National, and that it could provide that letter immediately.

Based on this advice Xcorporeal’s securities counsel, who was present, anticipated that the SEC’s comments on the draft proxy statement might be satisfied, and if so, that Xcorporeal could issue its proxy statement, hopefully gain shareholder approval, and issue the shares due to National under the arbitrator’s awards, all within 45 days or less.

If all this transpires, the arbitrator’s awards requiring specific performance of the Technology Transaction will be effectuated, and the matter will be ripe for issuance of a Partial Final Award.  That Award will finalize the Interim Awards, address National’s requests for royalty payments and expenses and escrowing of funds, and award the attorneys fees heretofore ordered.  The arbitrator also anticipates confirming in the Partial Final Award that the Technology will be owned by Xcorporeal, and that the alternate relief National seeks will be moot. The Partial Final Award also will specify Xcorporeal’s remaining obligation to register the shares issued to National (all in accordance with applicable law, and subject to all required SEC approvals) and provide that the arbitrator retains jurisdiction to monitor Xcorporeal’s compliance with that obligation, and to award any appropriate relief if Xcorporeal fails to faithfully execute this obligation, and also to entertain a supplemental fee application after all other proceedings are concluded.

Counsel for both sides advise that briefing is complete on National’s requests for royalties and expenses, and escrowing of funds.

As soon as it is clear that the share transfer can be completed , counsel should call Ms. Arceo to set up a phone conference.  The purpose of the call will be to set a schedule for expedited briefing regarding the form and content of the Partial Final Award, with the goal that the Partial Final Award can be issued immediately after the shares actually have been transferred.

If no conference is set sooner, a telephonic Status Conference is scheduled for March 13, 2009, at 8:30 am, all dialing in to 877 696 5267, in order for counsel to provide a progress report.

Counsel are further requested to keep the arbitrator apprised of material developments, i.e., satisfaction of the SEC’s comments.

Ms. Arceo is requested to promptly transmit this Order to counsel.  A courtesy copy is e mailed to counsel this date at 9:15 pm.

Dated: January 30, 2009

By:	Richard C. Neal
Hon. Richard C. Neal (Ret) Arbitrator